EXHIBIT 4(b)(8)

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED                                                   $______________

No. FX-__                                                    CUSIP # ___________

                         THE BEAR STEARNS COMPANIES INC.

                           MEDIUM-TERM NOTE, SERIES B

                            MEDIUM-TERM NOTE DUE 2010
                       LINKED TO THE RATE OF US INFLATION

Interest Rate: *

Interest Payment Date: Commencing on June 12, 2004 and each June 12th thereafter until Maturity

Original Issue Date: June 12, 2003                 Redeemable On and After: N/A

Maturity Date: June 12, 2010

Minimum Denominations: $100,000, increased in multiples of $100,000

* the Interest Rate for the interest payment due on June 12, 2004 will be 4.00%; the Interest Rate will be reset for each subsequent interest payment and will be expressed as a percentage according to the following formula, but cannot be less than zero:

            1.6 + 100 [(CPI (April(n))/CPI (April(n-1)) - 1)]

where:

o CPI (April(n)) is the non-seasonally adjusted U.S. All Urban Consumer Price Index, (the "consumer price index"), published by the Bureau of Labor Statistics of the U.S. Department of Labor for the April preceding the interest payment date, and

o CPI (April(n-1)) is the consumer price index for the April preceding the prior interest payment date.

            THE BEAR STEARNS COMPANIES INC., a Delaware corporation (the "Company"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, on the Maturity Date shown above an amount equal to the principal amount stated above, plus accrued and unpaid interest thereon at the rate per annum equal to the Interest Rate shown above. The Company will pay interest (computed on the basis of a 360-day year of twelve 30-day months) annually in arrears on each June 12, beginning with June 12, 2004, and ending on the Maturity Date shown above (the "Interest Payment Date"). Interest on this Note will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from the Original Issue Date shown above until the principal hereof has been paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on the Interest Payment Date referred to above, will, as provided in the Indenture referred to below, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the date, whether or not a Business Day (as defined below), immediately preceding such Interest Payment Date; provided, however, that interest payable on the Maturity Date shown above will be payable to the Person to whom the principal hereof shall be payable; and provided, further, however, that if such Interest Payment Date would fall on a day that is not a Business Day, the related payment of principal, interest, if any shall be made on the following day that is a Business Day and unless otherwise specified on the face hereof, no interest shall accrue for the period from and after that Interest Payment Date or Maturity Date, as the case may be, to the next Business Day. Any such interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. "Business Day" means any day that is not a Saturday or Sunday, and that, in The City of New York, is neither a legal holiday nor a day on which banking institutions or trust companies are authorized or obligated to close.

            Payment of the principal of and the interest on this Note shall be made at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debt.

            The principal hereof and interest hereon, if any, due at maturity will be paid upon maturity in immediately available funds against presentation of this Note at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York.

            REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH ON THE FACE HEREOF.

            This Note shall be governed by and construed in accordance with the laws of the State of New York.

            This Note is one of the series of Medium-Term Notes, Series B, of the Company.

            Unless the certificate of authentication hereon has been executed by JPMorgan Chase Bank (formerly, The Chase Manhattan Bank), the Trustee under the Indenture, or its successor thereunder by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: [_____________]

                                        THE BEAR STEARNS COMPANIES INC.


                                        By:_____________________________________
                                             Executive Vice President and
                                             Chief Financial Officer

ATTEST:


_____________________________
Secretary

[Corporate Seal]

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                        JPMORGAN CHASE BANK, as Trustee


                                        By:_____________________________________
                                           Authorized Signature

                                [Reverse of Note]

                         THE BEAR STEARNS COMPANIES INC.

                           MEDIUM-TERM NOTE, SERIES B

                            MEDIUM-TERM NOTE DUE 2010
                       LINKED TO THE RATE OF US INFLATION

            This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (hereinafter called the "Securities") of the Company of the series hereinafter specified, all such Securities issued and to be issued under the Indenture dated as of May 31, 1991, as amended (herein called the "Indenture") between the Company and JPMorgan Chase Bank (formerly, The Chase Manhattan Bank), as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and limitations of rights thereunder of the Company, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered. As provided in the Indenture, Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different repayment provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This
Note is one of the series of the Securities designated as Medium-Term Notes, Series B (the "Notes"). The Notes of this series may be issued at various times with different maturity dates, redemption dates and different principal repayment provisions, may bear interest at different rates and may otherwise vary, all as provided in the Indenture.

Interest Payment Calculations

            In calculating the Interest Rate for any Interest Payment Date subsequent to June 12, 2004, the Calculation Agent (as defined below) will use the most recently available level of the consumer price index for the preceding April, even if that level has been adjusted from a previously reported level. If a level of the consumer price index that has been used by the Calculation Agent to determine the Interest Rate is revised by the Bureau of Labor Statistics, the Calculation Agent will continue to use the previously reported level and the Interest Rate determined will not be revised.

            If the consumer price index is rebased to a different year, the Calculation Agent will continue to use the consumer price index based on the base reference period in effect on the date the Notes were issued for such purposes, as long as that consumer price index continues to be published.

            If the consumer price index for April 2004 or April of any subsequent year is not reported by five Business Days before the relevant Interest Payment Date, the Calculation Agent will determine the Interest Rate for the next interest payment based on the last available twelve-month change in the consumer price index.

Alternative Index

            If, while the Notes are outstanding the consumer price index is:

            o     discontinued;

            o in the judgment of the U.S. Secretary of the Treasury, fundamentally altered in a manner materially adverse to the interests of an investor in the U.S. Treasury's inflation-indexed securities; or

            o in the judgment of the U.S. Secretary of the Treasury, altered by legislation or executive order in a manner materially adverse to the interests of an investor in the U.S. Treasury's inflation-indexed securities;

the Treasury has stated that it will, after consulting with the Bureau of Labor Statistics or any successor agency, substitute an appropriate alternative index for the consumer price index. The Treasury will then notify the public of the alternative index and how it will be applied to the Treasury's inflation-indexed securities, and the Calculation Agent will apply this alternative index in the same manner for all purposes with regard to the Notes.

Event of Default

            If an Event of Default with respect to the Notes has occurred and is continuing, then the amount payable to the Holder of the Note, upon any acceleration permitted by the Notes will be equal to the principal amount stated above plus accrued and unpaid interest thereon. For these purposes, the consumer price index used in the numerator of the fraction used to calculate the interest rate will be the most recent consumer price index published by the Bureau of Labor Statistics and the consumer price index used in the denominator of the fraction used to calculate the interest rate will be the consumer price index for the previous April.

Defeasance

            The Notes shall not be subject to defeasance pursuant to Article 15 of the Indenture.

Calculation Agent

            The Calculation Agent for the Note will be Bear Stearns & Co. Inc. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on the Holder and the Company.

General

            If any Event of Default with respect to the Notes shall occur and be continuing, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the Notes due and payable in the manner and with the effect provided in the Indenture.

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66-2/3% in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

            Holders of Securities may not enforce their rights pursuant to the Indenture or the Securities except as provided in the Indenture. No reference herein to the Indenture and no provision of this Note or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of this Note, interest thereon, if any, with respect to this Note at the time, place, and rate, and in the coin or currency, herein prescribed.

            As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, and this Note duly executed by, the Holder hereof or by his attorney duly authorized in writing and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

            The Notes are issuable only in registered form without coupons in denominations of $100,000 or any amount in excess thereof which is an integral multiple of $100,000. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denomination as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            Prior to the due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice of the contrary.

            All capitalized terms used in this Note and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                      ------------------------------------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM           -           as tenants in common

TEN ENT           -           as tenants by the entireties

JT TEN            -           as joint tenants with right of survivorship and
                              not as tenants in common

UNIF GIFT MIN ACT -           ___________________ Custodian ____________________
                                     (Cust)                       (Minor)
                                     Under Uniform Gifts to Minors Act

                              __________________________________________________
                                                   (State)

Additional abbreviations may also be used though not in the above list.

                      ------------------------------------

                                   ASSIGNMENT

                       FOR VALUE RECEIVED, the undersigned
                 hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

________________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing _____________________________________________________________________

________________________________________________________________________________

_____________________________________________________________________ Attorney
to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:_______________________       ____________________________________________


___________________________________
       (Signature Guarantee)